Exhibit 32.2

CERTIFICATION OF 10-K/A REPORT OF

KL ENERGY CORPORATION
FOR THE YEAR ENDED DECEMBER 31, 2008

The undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of KL Energy Corporation (the “issuer”), that to his knowledge:

1.	The 10-K/A Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such 10-K/A Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the 10-K/A Report. A signed original of this statement has been provided to the issuer and will be retained by the issuer and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of April 30, 2009.

/s/ Thomas J. Bolan
Thomas J. Bolan
Acting Chief Financial Officer